As filed with the Securities and Exchange Commission on May 19, 2000.

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                              BANKFIRST CORPORATION
             (Exact name of registrant as specified in its charter)

           TENNESSEE                                     58-1790903
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                625 Market Street
                           Knoxville, Tennessee 37902
                    (Address of principal executive offices)

                                  ------------

                              BANKFIRST CORPORATION
                                STOCK OPTION PLAN

                            (Full title of the plan)

                                  ------------

                                 Fred R. Lawson
                      President and Chief Executive Officer
                              BankFirst Corporation
                                625 Market Street
                           Knoxville, Tennessee 37902
                                 (865) 595-1100

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                            Jack H. McCall, Jr., Esq.
                                Hunton & Williams
                              2000 Riverview Tower
                              900 South Gay Street
                           Knoxville, Tennessee 37902
                                 (865) 549-7700

                                  ------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                        Proposed maximum      Proposed maximum
      Title of securities            Amount to be        offering price          aggregate            Amount of
       to be registered               registered            per share          offering price     registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50      3,125,000 shares          $8.16*             $25,500,000*           $6,732*
per share
===================================================================================================================

(*) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended (the "Securities Act"), and solely for the purposes of calculating the registration fee, the registration fee was calculated on the basis of the average of the high and low sales prices for shares of BankFirst Corporation's Common Stock on the Nasdaq Stock Market on May 15, 2000, as reported in The Wall Street Journal.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by BankFirst Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities and Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

      (b)   the Company's Current Report on Form 8-K, dated March 21, 2000;

      (c)   the Company's Current report on Form 8-K, dated April 17, 2000; and

      (d) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000.

      Additionally incorporated by reference into this Registration Statement is the Description of BankFirst Capital Stock section of the Company's Registration Statement on Form S-1, as amended (Registration No. 333-57147).

      In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Company will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to BankFirst Corporation, 625 Market Street, Knoxville, Tennessee 37902, (865) 595-1100.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      The Charter and Bylaws of the Company provide for the indemnification of the Company's directors, officers, employees and agents to the full extent permitted by the Tennessee Business Corporation Act (the "TBCA").

      The Company's directors, officers, employees and agents who successfully defend any threatened, pending or completed action, suit or proceeding to which they were made a party by reason of their status as a director, officer, employee or agent of the Company are entitled to indemnification against all expenses actually and reasonably incurred by them in connection with such action, suit or proceeding.

      Indemnification may be provided by the Company in other situations upon court order or upon a determination by (1) a disinterested majority of the Board of Directors of the Company; (2) independent legal counsel in a written opinion; or (3) a majority of the shareholders of the Company that indemnification of the director, officer, employee or agent is proper because such person met the applicable standard of conduct specified by the TBCA and the Company's Charter and Bylaws. Indemnification may be authorized if the individual (1) acted in good faith; (2) reasonably believed that his conduct was in or not opposed to the best interest of the corporation; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the above standard of conduct has not been met.

      No director of the Company can be held personally liable to the corporation for monetary damages for any breach of his fiduciary duty to the corporation; provided that a director may be liable (1) for breach of the director's duty of loyalty to the corporation and its shareholders; (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (3) for any action in which the director did not meet the applicable standard of conduct; and (4) for any transaction from which the director derived an improper personal benefit.

      The TBCA provides that the Company may not indemnify a director in connection with any action, suit or proceeding in which a judgment or other final adjudication established the director's liability (1) to the corporation;
(2) for receipt of an improper personal benefit; (3) for breach of the director's duty of loyalty to the corporation or its shareholders; (4) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (5) for unlawful distributions pursuant to TBCA ss. 48-18-304.

      To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), in the opinion of the Commission such indemnification is contrary to public policy and is, therefore, unenforceable.

      In addition, the TBCA and the Company's Charter and Bylaws authorize the Company to purchase officer and director liability insurance. The Company has officer and director liability insurance in the amount of $5 million.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      The following exhibits are filed as part of this Registration Statement:

Exhibit No.
-----------
4.1 Amended and Restated Charter of BankFirst Corporation (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-52051) and incorporated herein by reference)

4.2 Bylaws of BankFirst Corporation (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-52051) and incorporated herein by reference)

4.3         BankFirst Corporation Stock Option Plan, as amended

Exhibit No.
-----------
5.1 Opinion of Ritchie & Johnson, PLC as to the legality of the shares of common stock of the Company being registered

15.1        Awareness Letter of Crowe, Chizek and Company LLP

23.1 Consent of Ritchie & Johnson, PLC (included in Exhibit 5.1 to the Registration Statement)

23.2        Consent of Crowe, Chizek and Company LLP

23.3        Consent of G.R. Rush & Company, P.C.

24.1        Power of Attorney (included on signature page)

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on the 19th day of May, 2000.

                                     BANKFIRST CORPORATION

                                     By: /s/  Fred R. Lawson
                                         -------------------------------------
                                         Fred R. Lawson
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

      Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of BankFirst Corporation does hereby appoint Fred R. Lawson and C. David Allen, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

         Signature                    Title                          Date
         ---------                    -----                          ----

/s/  James L. Clayton          Chairman and Director              May 19, 2000
----------------------------
James L. Clayton

/s/  Fred R. Lawson            President and Chief Executive      May 19, 2000
----------------------------   Officer (Principal Executive
Fred R. Lawson                 Officer)

/s/  C. David Allen            Chief Financial Officer and        May 19, 2000
----------------------------   Secretary (Principal
C. David Allen                 Financial Officer)

/s/  Scot M. Braun             Corporate Controller               May 19, 2000
----------------------------   (Principal Accounting Officer)
Scot M. Braun

/s/  C. Scott Mayfield, Jr.    Director                           May 19, 2000
----------------------------
C. Scott Mayfield, Jr.

/s/  C. Warren Neel            Director                           May 19, 2000
----------------------------
C. Warren Neel

/s/  Charles Earl Ogle, Jr.    Director                           May 19, 2000
----------------------------
Charles Earl Ogle, Jr.

/s/  W. David Sullins, Jr.     Director                           May 19, 2000
----------------------------
W. David Sullins, Jr.

/s/  L.A. Walker, Jr.          Director & Executive Vice          May 19, 2000
----------------------------   President of BankFirst
L.A. Walker, Jr.               Corporation

/s/  Geoffrey A. Wolpert       Director                           May 19, 2000
----------------------------
Geoffrey A. Wolpert

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

4.1 Amended and Restated Charter of BankFirst Corporation (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-52051) and incorporated herein by reference)

4.2 Bylaws of BankFirst Corporation (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-52051) and incorporated herein by reference)

4.3*           BankFirst Corporation Stock Option Plan, as amended

5.1* Opinion of Ritchie & Johnson, PLC as to the legality of the shares of common stock of the Company being registered

15.1*          Awareness Letter of Crowe, Chizek and Company LLP

23.1* Consent of Ritchie & Johnson, PLC (included in Exhibit 5.1 to the Registration Statement)

23.2*          Consent of Crowe, Chizek and Company LLP

23.3*          Consent of G.R. Rush & Company, P.C.

24.1*          Power of Attorney (included on Signature Page)

--------------
*Filed herein.